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                                                                     Exhibit 1.1

                                10,000,000 SHARES

                         WEATHERFORD INTERNATIONAL LTD.

                                  COMMON SHARES

                               PURCHASE AGREEMENT

                                                                   June 30, 2003
LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

                  Weatherford International Ltd., a Bermuda exempted company (the "COMPANY"), proposes to sell 10,000,000 shares (the "FIRM SHARES") of the Company's Common Shares, par value U.S.$1.00 per share (the "COMMON SHARES").

                  It is understood that, subject to the conditions hereinafter stated, all of the Firm Shares will be sold to Lehman Brothers Inc. (the "UNDERWRITER"). In addition, the Company proposes to grant to the Underwriter an option to purchase up to an additional 1,500,000 Common Shares on the terms and for the purposes set forth in Section 3 (the "OPTION SHARES"). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the "SHARES." This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriter.

         SECTION 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

                  (a) The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (No. 333-100588), for the registration of the Shares under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations promulgated by the Commission (the "RULES AND REGULATIONS"), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement. Such registration statement (as so amended, if applicable) was declared effective by the Commission on October 28, 2002. Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the Rules and Regulations (the "RULE 430A INFORMATION") or Rule 434(d) of the Rules and Regulations (the "RULE 434 INFORMATION"), is referred to herein as the "REGISTRATION STATEMENT"; and the final prospectus and the prospectus supplement relating to the offering of the Shares, in the form first furnished to the Underwriter by the Company for use in connection with the offering of the Shares, are collectively referred to herein as the "PROSPECTUS"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), prior to the date hereof; provided, further, that if the Company files a registration statement with the Commission pursuant to Section 462(b) of the Rules and Regulations (the "RULE 462 REGISTRATION STATEMENT"), then, after such filing, all references to "Registration Statement" shall be deemed to include the Rule 462 Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the Rules and Regulations, then all references to "Prospectus" shall be deemed to include the final Prospectus in the form first furnished to the Underwriter by the Company in reliance upon Rule 434 of the Rules and Regulations. For purposes of this Agreement, all references to the Registration Statement or Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                  All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (and all references of like import) in the Registration Statement or Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated by reference in the Registration Statement or Prospectus, as the case may be.

                  (b) The Company meets the requirements for use of Form S-3 under the Securities Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company after due inquiry, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company threatened by the Commission or the state securities authority of any jurisdiction.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K, as amended, with the Commission) became effective and as of the date hereof and as of each Delivery Date (as hereinafter defined in Section 4), the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the


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statements therein not misleading. At the date of the Prospectus and at each
Delivery Date, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the Rules and Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus.

                  Each Preliminary Prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Rules and Regulations and, if applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriter for use in connection with the offering of the Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (c) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Rules and Regulations and, when read together with the other information in the Prospectus, at the date of the Prospectus, and at each Delivery Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) The Company and each of its subsidiaries (as defined in Section 14) have been duly incorporated or formed and are validly existing as a Bermuda exempted company, or as corporations, limited liability companies or limited partnerships, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or formation, have the requisite power and authority to own their respective properties and conduct their respective businesses, are duly qualified to do business and are in good standing as foreign corporations, limited liability companies or limited partnerships in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the consolidated financial position, shareholders' equity, results of operations or business of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"). Each of the subsidiaries of the Company that is a "Significant Subsidiary", as such term is defined in Section 14, is listed (together with its jurisdiction of incorporation or formation) on Schedule 1 hereto.


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                  (e) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares, capital stock or other equity interests of each subsidiary of the Company, have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                  (f) The Shares to be issued and sold by the Company to the Underwriter hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable; no holder thereof will be subject to personal liability solely by reason of being such a holder; the issuance of the Shares will not be subject to preemptive rights; and the Shares will conform to the description thereof contained or incorporated by reference in the Prospectus.

                  (g) The Shares will have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance, prior to the First Delivery Date (as defined in Section 4);

                  (h) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company.

                  (i) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (including the use of proceeds from the sale of the Shares as described under the caption "Use of Proceeds" in the Prospectus, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement, license or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bye-laws (or similar governing document) of the Company or any of its Significant Subsidiaries, (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, any of their properties or assets or (iv) except for such consents, approvals, authorizations, filings or registrations or qualifications as may be required under applicable securities laws in connection with the purchase and distribution of Shares by the Underwriter, require any consent, approval, authorization or order of, or filing or registration with, any person or any such court or governmental agency or body; except for such consent, approval, authorization or order, which if not obtained would, or such conflict, breach, violation or default which would, for purposes of clauses (i), (iii) and (iv) above, either individually or in the aggregate, not have a Material Adverse Effect.


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                  (j) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or bye-laws or similar governing document, as applicable, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or which any of its properties or assets may be subject or
(iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except with respect to (ii) or (iii), for any such violations or defaults that would not be reasonable likely, singly or in the aggregate, to have a Material Adverse Effect.

                  (k) Except as described in the Prospectus or in connection with acquisitions for which any registration statements were required to be, and have been, filed with the Commission, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                  (l) The Company has not sold or issued any Common Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A or Regulations D or S under the Securities Act, other than shares issued pursuant to employee benefit plans, options plans or other employee compensation plans, pursuant to outstanding options, rights or warrants or in connection with acquisitions for which any registration statements were required to be, and have been, filed with the Commission.

                  (m) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement or the Prospectus; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Registration Statement or the Prospectus.

                  (n) The consolidated financial statements filed as part of the Registration Statement or included in the Prospectus present fairly in all material respects the financial position, results of operations and changes in financial position of the Company and its subsidiaries at the dates and for the periods indicated, all in conformity


                                       5
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with generally accepted accounting principles (subject, in the case of interim statements, to normal year-end audit adjustments); and the Company has no material contingent obligation which is not disclosed in such financial statements or in the Registration Statement or Prospectus.

                  (o) Ernst & Young LLP ("ERNST & YOUNG") (who will deliver the letter referred to in Section 7(i) hereof), who have certified certain financial statements of the Company, and whose reports are incorporated by reference in the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.

                  (p) Deloitte & Touche LLP ("DELOITTE & TOUCHE") (who will deliver the letter referred to in Section 7(k) hereof), who have certified certain financial statements of Universal Compression Holdings, Inc., a Delaware corporation ("UNIVERSAL"), and whose reports are incorporated by reference in the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.

                  (q) The Company and each of its subsidiaries have good and indefeasible title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                  (r) Each of the Company and its subsidiaries has all consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, and all courts or other tribunals (collectively, the "LICENSES") necessary to own, hold, or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, except where the failure to possess such Licenses would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to revocation or modification of any such Licenses, except to the extent that any such revocation or modification would not have a Material Adverse Effect.

                  (s) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as they reasonably deem sufficient for the conduct of their respective businesses and the value of their respective properties, and neither the Company nor any subsidiary has received notice of cancellation or non-renewal of such insurance.


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                  (t) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except where such conflict could not reasonably be expected to have a Material Adverse Effect.

                  (u) There is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or to which any of their respective properties are subject that would reasonably be expected to result in any Material Adverse Effect, or that would reasonably be expected to adversely affect the consummation of the transactions contemplated in this Agreement.

                  (v) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described as required in the Prospectus or filed as exhibits to the Registration Statement.

                  (w) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company on the other, which is required to be described in the Prospectus which is not described as required.

                  (x) No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to have a Material Adverse Effect; and there are no significant unfair labor practice complaints pending against the Company or any of its subsidiaries or, to the best of the Company's knowledge, threatened against any of them.

                  (y) The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "REPORTABLE EVENT" (as defined in ERISA) has occurred with respect to any "PENSION PLAN" (as defined in ERISA) for which the Company or any of its subsidiaries could have any liability; neither the Company nor any of its subsidiaries has incurred and none of them expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. With respect to each employee benefit plan for which the


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Company or any of its subsidiaries may have any liability, contingent or otherwise, that is subject to the laws of any jurisdiction outside of the United States (a "FOREIGN PLAN") (i) the Foreign Plan is, and has been established, registered (where required), qualified, administered, funded (where required) and invested in compliance in all material respects with the terms thereof and all applicable laws, (ii) full payment has been made in a timely manner of all amounts which are required to be made as contributions, payments or premiums to or in respect of any Foreign Plan under applicable law or under the terms of the Foreign Plan, except as would not result in a material liability to the Company and its subsidiaries and (iii) no taxes, penalties or fees are owing or assessable with respect to any Foreign Plan, except as would not result in a material liability to the Company and its subsidiaries.

                  (z) Except as disclosed in the Prospectus as amended or supplemented, under current laws and regulations of Bermuda and any political subdivision thereof, all dividends and other distributions declared and payable on any Common Shares may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of Bermuda and all such payments made to holders thereof who are non-residents of Bermuda will not be subject to income, withholding or other taxes under laws and regulations of Bermuda or any political subdivision or taxing authority thereof or therein and, except for the stamp duty described in the Prospectus as amended or supplemented, will otherwise be free and clear of any other tax, duty, withholding or deduction in Bermuda or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Bermuda or any political subdivision or taxing authority thereof or therein;

                  (aa) The Company and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have) a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

                  (bb) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities (other than pursuant to option plans and benefit plans), (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its shares.

                  (cc) The Company (i) makes and keeps books and records, which accurately reflect transactions and dispositions of the Company's assets, (ii) maintains


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internal accounting controls which provide reasonable assurance that (A)
transactions are executed in accordance with management's general and specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's general and specific authorization and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals.

                  (dd) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or similar law, ordinance, rule or regulation applicable to the Company and its subsidiaries; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (ee) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "HAZARDOUS WASTES", "TOXIC WASTES", "HAZARDOUS SUBSTANCES" and "MEDICAL WASTES" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                  (ff) Neither the Company nor any subsidiary is, or, as of any Delivery Date after giving effect to the application of the net proceeds therefrom as described in the Prospectus, will be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

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                  (gg) None of the Company or its subsidiaries has taken, and none of them will take, directly or indirectly, any action in violation of applicable law which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  (hh) Other than as described in the Prospectus, the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated hereby.

                  (ii) (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act); (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding required disclosure; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

                  (jj) Since the date of the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, the Company's auditors and the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

                  (kk) Since the date of the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

                  (ll) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

         SECTION 2. Purchase of the Shares by the Underwriter. On the basis of the representations and warranties of the Company contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 10,000,000 Firm Shares to the Underwriter and the Underwriter agrees to purchase 10,000,000 Firm Shares.

                  In addition, the Company grants to the Underwriter an option to purchase up to 1,500,000 Option Shares. Such option is granted for the purpose of covering over-allotments in the sale of Firm Shares and is exercisable as provided in Section 4 hereof.

                  The price of both the Firm Shares and any Option Shares shall be $40.00 per share.

                  The Company shall not be obligated to deliver any of the Shares to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Shares to be purchased on such Delivery Date as provided herein.

         SECTION 3. Offering of Shares by the Underwriter.

                  The Underwriter proposes to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         SECTION 4. Delivery of and Payment for the Shares. Delivery of and payment for the Firm Shares shall be made at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010, at 8:00 A.M., Houston, Texas time, on July 3, 2003 or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the "FIRST DELIVERY DATE." On the First Delivery Date, the Company, through the facilities of The Depository Trust Company ("DTC"), shall deliver or cause to be delivered a securities entitlement with respect to the Firm Shares to the Underwriter against payment of the purchase price by wire transfer of same-day funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the Underwriter's obligation hereunder. Upon delivery, the Firm Shares shall be registered in the name of Cede & Co., as nominee for DTC.

                  The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Underwriter. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Underwriter, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Shares are delivered are sometimes referred to as a "SECOND DELIVERY DATE" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "DELIVERY DATE".

                  Delivery of and payment for the Option Shares shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Underwriter and the Company) at 9:00 A.M., Houston, Texas time, on such Second Delivery Date. On the Second Delivery Date, the Company, through the facilities of DTC, shall deliver or cause to be delivered a securities entitlement with respect to the Option Shares to the Underwriter for its account against payment of the purchase price by wire transfer of same-day funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the Underwriter's obligation hereunder. Upon delivery, the Option Shares shall be registered in the name of Cede & Co., as nominee of DTC.

         SECTION 5. Further Agreements of the Company. The Company agrees:

                  (a) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

                  (b) To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith, and if applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

                  (c) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the First Delivery Date in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriter and, upon its request, to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance, and the Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

                  (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Underwriter after consultation with its outside counsel, be required by the Securities Act or requested by the Commission;

                  (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing, which consent shall not be unreasonably withheld;

                  (f) To make generally available to the Company's security holders and to deliver to the Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited), complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

                  (g) For a period of two years following the First Delivery Date, to furnish to the Underwriter copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the New York Stock Exchange or the principal national securities exchange upon which the Shares may be listed pursuant to requirements of or agreements with the New York Stock Exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder; provided, however, the Company shall not have to furnish any such materials, reports and financial statements that have been filed with the Commission pursuant to EDGAR and are available for review by the Underwriter;

                  (h) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (i) For a period of 60 days from the date hereof, not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future
of) any Common Shares or securities convertible into or exchangeable for Common Shares (other than the Shares and shares issued pursuant to employee benefit plans, qualified Common Shares option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights or upon exercise of outstanding convertible securities), or sell or grant options, rights or warrants with respect to any Common Shares or securities convertible into or exchangeable for Common Shares (other than the grant of options pursuant to option plans existing on the date hereof), or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, in each case without the prior written consent of the Underwriter (provided that notwithstanding the foregoing, the Company may enter into a business acquisition agreement or agreements that contemplate the sale, exchange or issuance of Common Shares or securities convertible into, exercisable for or exchangeable for Common Shares, so long as the actual sale, exchange or issuance thereof does not occur within such 60-day period, without the prior written consent of the Underwriter); and to use reasonable best efforts to cause each officer and director of the Company to furnish to the Underwriter, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, except as set forth in such letter or letters, (A) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares or securities convertible into or exchangeable for Common Shares or (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, in each case for a period of 60 days from the date of the Prospectus, without the prior written consent of the Underwriter, which consent will not be unreasonably withheld; provided, however, that the restrictions in clauses (i) and (ii) above shall not apply to (x) any bona fide transfer of Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares by an officer or director of the Company to a donee; provided, that (A) each donee shall execute and deliver to Lehman Brothers Inc. a duplicate form of this Lock-up Letter Agreement, and (B) such transfer shall be for estate planning purposes or for charitable donations, or (y) sales of Common Shares by such officers and directors in an aggregate amount not to exceed 100,000 Common Shares.

                  (j) To apply for the listing of the Shares on the New York Stock Exchange, and to use its reasonable best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date;

                  (k) To apply the net proceeds from the sale of the Shares as set forth in the Prospectus under the caption "Use of Proceeds"; and

                  (l) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         SECTION 6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Shares and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus and any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) the filing fees incident to securing the review by the New York Stock Exchange, Inc., any applicable Bermuda governmental entity, and, if applicable, the National Association of Securities Dealers, Inc. of the terms of sale of the Shares; (f) any applicable listing or other fees; (g) the fees and expenses (not to exceed $10,000) of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter); (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 10 the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Shares which it may sell and the expenses of advertising any offering of the Shares made by the Underwriter.

         SECTION 7. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                  (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (c) Andrews & Kurth L.L.P. shall have furnished to the Underwriter their written opinion, as U.S. counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, to the effect that:

                           (i) The Registration Statement was declared effective
                  under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                           (ii) The Registration Statement and the Prospectus
                  and any further amendments or supplements thereto made by the Company prior to such Delivery Date (except for the financial statements and financial schedules and other financial data derived therefrom, included therein or omitted therefrom, as to which such counsel need express no belief) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations, and the documents incorporated by reference in the Prospectus when they were filed with the Commission (except for the financial statements and financial schedules and other financial data derived therefrom, included therein or omitted therefrom, as to which such counsel need express no belief) complied as to form in all material respects with the requirements of the Exchange Act and the Rules and Regulations;

                           (iii) The statements contained in the Prospectus
                  under the caption "Certain Tax Considerations - United States Federal Income Tax Considerations", insofar as such statements describe matters of law, summaries of legal matters, documents or legal conclusions constitute a fair summary thereof that is accurate in all material respects;

                           (iv) To such counsel's knowledge and other than as
                  described in the Prospectus or in connection with acquisitions for which any registrations statements were required to be, and have been, filed with the Commission, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

                           (v) The Company is not an "investment company" or an
                  entity "controlled by" an "investment company" as defined in the Investment Company Act of 1940, as amended; and

                           (vi) No filing with or Approval of any such court or
                  governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreement and the sale, issuance and delivery of the Shares hereunder, except for Approvals that have been obtained, the registration under the Securities Act of such Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriter.

                  In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the State of Texas. In addition, such counsel may state that their opinion is subject to customary exceptions and qualifications.

                  Such opinion may state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and the Underwriter's representatives, at which the contents of the Registration Statement and Prospectus and related matters were discussed. Based on the foregoing (relying as to factual matters in respect of the determination of materiality to a significant extent upon the statements of fact made by officers and other representatives of the Company), no facts have come to such counsel's attention that have led such counsel to believe that the Registration Statement, at the time such Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus contained an untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the date hereof, the Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel, however, expresses no opinion with respect to the financial statements and notes and related schedules and other related financial, accounting and statistical data included in the Registration Statement or in the Prospectus or any further amendment or supplement thereto.

                  (d) The Senior Vice President and General Counsel of the Company shall have furnished to the Underwriter his written opinion, as counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonable satisfactory to the Underwriter, to the effect that:

                           (i) The Company is duly qualified and in good
                  standing as a foreign corporation in every jurisdiction in which the operation of its business or its ownership or leasing of property makes such qualification necessary, except where the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect;

                           (ii) Each of the Significant Subsidiaries designated
                  with an "*" on Schedule 1 hereto, if a corporation, is duly incorporated, and if a limited partnership or limited liability company, is duly formed or organized. Each of the Significant Subsidiaries, if a corporation, is a corporation validly existing in good standing under the laws of the jurisdiction of its incorporation, with due corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, if a limited partnership, is validly existing and in good standing (where applicable) under the laws of the jurisdiction of its organization, with due power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and if a limited liability company, is validly existing in good standing (where applicable) under the laws of the jurisdiction of its formation, with due power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and all of the outstanding shares of capital stock of each of the corporate Significant Subsidiaries, have been duly authorized and validly issued, are fully paid and non-assessable and all of the outstanding limited partnership interests and limited liability company interests of the limited partnership and limited liability company Significant Subsidiaries are held of record, directly or indirectly, by the Company;

                           (iii) To the knowledge of such counsel, except as
                  described in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Shares pursuant to any agreement or other instrument known to such counsel;

                           (iv) To the knowledge of such counsel, there is no
                  action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or threatened against or affecting the Company or any of its subsidiaries or to which any of their respective properties are subject that would reasonably be expected to result in any Material Adverse Effect, or that could reasonably be expected to adversely affect the consummation of the transactions contemplated in this Agreement; and

                           (v) The execution, delivery and performance of this
                  Agreement by the Company and the consummation of the transactions contemplated hereby (including the use of proceeds from the sale of the Shares as described under the caption "Use of Proceeds" in the Prospectus) do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement, license or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company's Significant Subsidiaries, (iii) result in any violation of any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, any of their properties or assets or (iv) except for the registration of Shares under the Securities Act and such consents, approvals, authorizations or registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of Shares by the Underwriter, require any consent, approval, authorization or order of, or filing or registration with, any person or any such court or governmental agency or body; except for such consent, approval, authorization or order, which if not obtained would, or such conflict, breach, violation or default which would, for purposes of clauses (i), (iii) and (iv) above, either individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect.

                  In rendering such opinion, such counsel may state that his opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware. In addition, such counsel may state that his opinion is subject to customary exceptions and qualifications.

                  Such opinion may state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and the Underwriter's representatives, at which the contents of the Registration Statement and Prospectus and related matters were discussed. Based on the foregoing (relying as to factual matters in respect of the determination of materiality to a significant extent upon the statements of fact made by officers and other representatives of the Company), no facts have come to such counsel's attention that have led such counsel to believe that the Registration Statement, at the time such Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus contained an untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the date hereof, the Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel, however, expresses no opinion with respect to the financial statements and notes and related schedules and other related financial, accounting and statistical data included in the Registration Statement or in the Prospectus or any further amendment or supplement thereto.

                  (e) Conyers Dill & Pearman shall have furnished to the Underwriter their written opinion, as Bermuda counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonable satisfactory to the Underwriter, to the effect that:

                           (i) The Company is duly incorporated and existing
                  under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda);

                           (ii) The Company has the necessary corporate power
                  and authority to enter into and perform its obligations under the Purchase Agreement, including the issuance and delivery of the Shares, to conduct its business and to own, lease and operate its properties as described in the Registration Statement. The execution and delivery of the Purchase Agreement by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda;

                           (iii) The Company has taken all corporate action
                  required to authorize its execution, delivery and performance of this Agreement, including the issuance of the Shares pursuant to Bermuda law. This Agreement has been duly executed and delivered by or on behalf of the Company, and constitutes the valid and binding obligations of the Company in accordance with the terms hereof;

                           (iv) No order, consent, approval, licence,
                  authorization or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorize or is required in connection with the execution, delivery, performance and enforcement of this Agreement, including the issuance and delivery of the Shares, except such as have been duly obtained in accordance with Bermuda law;

                           (v) It is not necessary or desirable to ensure the
                  enforceability in Bermuda of this Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda;

                           (vi) This Agreement will not be subject to ad valorem
                  stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of this Agreement or in connection with the admissibility in evidence hereof (other than ordinary court filing fees);

                           (vii) Based solely upon a review of the register of
                  members of the Company dated [ ] July, 2003, certified by the secretary of the Company on [ ] July 2003, the issued shares of the Company are validly issued, fully paid and non-assessable (which expression when used in such opinion shall mean that no further sums are required to be paid by the holders thereof in connection with the issue of such shares);

                           (viii) When issued and paid for as contemplated by
                  this Agreement, the Shares will be validly issued, fully paid and non-assessable. The issuance of the Shares is not subject to pre-emptive or similar rights arising pursuant to statute or the Company's memorandum of association or bye-laws;

                           (ix) The statements contained in (a) the Prospectus
                  under the sections "Capitalization," "Description of Capital Shares" and "Certain Tax Considerations - Bermuda Tax Considerations" and (b) in Item 15 - Indemnification of Directors and Officers of the Registration Statement, in each case, insofar as such statements constitute a summary of the matters of Bermuda law referred to therein, fairly and accurately represent such legal matters in all material respects;

                           (x) The Company has received an assurance from the
                  Ministry of Finance under the Exempted Undertakings Tax Protection Act, 1966 that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not until March 2016 be applicable to the Company or any of its operations or its shares, debentures or other obligations except insofar such tax applies to persons ordinarily resident in Bermuda or to tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any land leased to the Company;

                           (xi) Based solely upon a search of the Cause Book of
                  the Supreme Court of Bermuda conducted at [ am/pm] on [ ] July 2003 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of such search), there are no judgments against the Company or Weatherford

                  Bermuda Holdings Ltd., nor any legal or governmental proceedings pending in Bermuda to which the Company is subject;

                           (xii) Based solely on a search of the public records
                  in respect of the Company maintained at the offices of the Registrar of Companies at [ am/pm] on [ ] July 2003 (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of such search) and a search of the Cause Book of the Supreme Court of Bermuda conducted at [ am/pm] on [ ] July 2003 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of such search), no steps have been, or are being, taken in Bermuda for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganization of, the Company;

                           (xiii) The choice of the Foreign Laws as the
                  governing law of this Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in this Agreement to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company and would be recognized by the courts of Bermuda as legal, valid and binding upon the Company;

                           (xiv) The courts of Bermuda would recognize as a
                  valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda;

                           (xv) The authorized capital of the Company conforms
                  as to legal matters, to the description thereof contained in the prospectus contained in the Registration Statement in all material respects;

                           (xvi) There is no income or other tax of Bermuda
                  imposed by withholding or otherwise on any dividend or distribution to be made by the Company to the holders of the Shares;

                           (xvii) The Company has been designated as
                  non-resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, is free to acquire, hold, transfer and sell foreign currency (including the payment of dividends or other distributions) and securities without restriction; and

                           (xviii) The Company is not entitled to any immunity
                  under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce this Agreement in respect of itself or its assets or property.

                  In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the laws of Bermuda. In addition, such counsel may state that its opinion is subject to customary exceptions and qualifications.

                  (f) David King & Co. shall have furnished to the Underwriter its written opinion, as Barbados counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonable satisfactory to the Underwriter, to the effect that the statements contained in the Prospectus under the caption "Certain Tax Considerations - Barbados Tax Considerations", insofar as such statements describe matters of law, summaries of legal matters, documents or legal conclusions constitute a fair summary thereof that is accurate in all material respects.

                  In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the laws of Barbados. In addition, such counsel may state that its opinion is subject to customary exceptions and qualifications.

                  (g) The Underwriter shall have received from Fulbright & Jaworski L.L.P., counsel for the Underwriter, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, Fulbright & Jaworski L.L.P. may rely, as to factual matters, on written certificates of officers of the Company, as to matters governed by laws of Bermuda on the opinion of Conyers, Dill & Pearman, and as to matters governed by the laws of Barbados, on the opinion of David King & Co.

                  (h) At the First Delivery Date, the Underwriter shall have received from Ernst & Young with respect to financial statements of the Company, a letter in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the First Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the First Delivery Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the First Delivery
Date), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "COMFORT LETTERS" to underwriters in connection with registered public offerings.

                  (i) With respect to the letter of Ernst & Young referred to in the preceding paragraph and delivered to the Underwriter on the First Delivery Date (the "ERNST & YOUNG INITIAL LETTER"), the Company shall have furnished to the Underwriter a letter (the "ERNST & YOUNG BRING-DOWN LETTER") of such accountants, addressed to the Underwriter and dated such Delivery Date after the First Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the Ernst & Young bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the Ernst & Young bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Ernst & Young initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the Ernst & Young initial letter.

                  (j) At the First Delivery Date, the Underwriter shall have received from Deloitte & Touche with respect to financial statements of Universal, a letter in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the First Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the First Delivery Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the First Delivery Date), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "COMFORT LETTERS" to underwriters in connection with registered public offerings.

                  (k) With respect to the letter of Deloitte & Touche referred to in the preceding paragraph and delivered to the Underwriter on the First Delivery Date (the "UNIVERSAL INITIAL LETTER"), the Company shall have furnished to the Underwriter a letter (the "UNIVERSAL BRING-DOWN LETTER") of such accountants, addressed to the Underwriter and dated such Delivery Date after the First Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the

Universal bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the Universal bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Universal initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the Universal initial letter.

                  (l) The Company shall have furnished to the Underwriter a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

                           (i) The representations, warranties and agreements of
                  the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a), 7(m), 7(n) and 7(o) have been fulfilled; and

                           (ii) They have carefully examined the Registration
                  Statement and the Prospectus and, in their opinion (A) as of the such Delivery Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since such Delivery Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

                  (m) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or
(ii), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  (n) Subsequent to the execution and delivery of this Agreement
(i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the

Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

                  (o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States or Bermuda shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or Bermuda or there shall have been a declaration of a national emergency or war by the United States or Bermuda or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States or Bermuda shall be such), as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  (p) The New York Stock Exchange, Inc. shall have approved the Shares for listing, subject only to official notice of issuance.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

         SECTION 8. Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless the Underwriter, its directors, its officers and its employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which the Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by the Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e) or due to the failure by the Underwriter to comply with its Prospectus delivery requirements. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to the Underwriter or to any director, officer, employee or controlling person of the Underwriter.

                  (b) The Underwriter shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e), or (iii) any failure by the Underwriter to comply with its prospectus delivery requirements, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriter shall have the right to employ counsel to represent the Underwriter and its respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Company under this
Section 8 if, in the reasonable judgment of the Underwriter, it is advisable for the Underwriter and those officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this
Section 8 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The Underwriter confirms and the Company acknowledges that the statements with respect to the public offering of the Shares by the Underwriter set forth on the cover page of the Prospectus, the fourth paragraph on page S-7 of the Prospectus and the paragraphs appearing in the "Underwriting" section of the Prospectus under the captions "Over-Allotment Option," "Short Positions and Penalty Bids" and "Electronic Distributions" are correct and constitute the only information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

         SECTION 9. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 7(m), 7(n) and 7(o), shall have occurred or if the Underwriter shall decline to purchase the Shares for any reason permitted under this Agreement.

         SECTION 10. Reimbursement of Underwriter's Expense. If the Company shall fail to tender the Shares for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriter's obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Underwriter.

         SECTION 11. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to:

                                 Lehman Brothers Inc.
                                 399 Park Avenue
                                 New York, New York 10022
                                 Attention:  Syndicate Registration Department
                                 Fax:  (646) 758-4231

                  Copy to:

                                 Office of the General Counsel
                                 Fax:  (212) 528-4748

                  (b) if to the Company, shall be delivered or sent by mail or facsimile transmission to:

                                 Weatherford International Ltd.
                                 515 Post Oak, Suite 600
                                 Houston, Texas 77027
                                 Attention: Burt M. Martin
                                 Fax:    (713) 693-4484

                  Copy to:

                                 Andrews & Kurth L.L.P.
                                 4200 Chase Tower, 600 Travis

                                 Houston, Texas 77002
                                 Attention: Robert V. Jewell
                                 Fax:  (713) 220-4285

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

         SECTION 12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriter and the person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         SECTION 13. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION 14. Definition of the Terms "BUSINESS DAY", "SIGNIFICANT SUBSIDIARIES" and "SUBSIDIARY". For purposes of this Agreement, (a) "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, (b) "Significant Subsidiary" means, at any date, a consolidated subsidiary, the shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of such Person's equity, of which are owned by the Company and/or one or more of its subsidiaries and that either (i) has total assets in excess of 5% of the total assets of the Company and its consolidated subsidiaries, in each case as determined in accordance with generally accepted accounting principles as in effect from time to time as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or (ii) has gross net revenues in excess of 12.5% of the consolidated gross revenues of the Company and its consolidated subsidiaries based, in each case, on the most recent audited consolidated financial statements of the Company, and (c) "SUBSIDIARY" has the meaning set forth in Rule 405 of the Rules and Regulations.

         SECTION 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

         SECTION 16. Submission to Jurisdiction and Waiver. By the execution and delivery of this Agreement, the Company submits to the non-exclusive jurisdiction of any federal or New York State court located in the City of New York in any suit or proceeding arising out of or relating to the Shares or this Agreement. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court in the City of New York, or any appellate court with respect to any of the foregoing. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court (including, without limitation, any court in the United States, the State of New York, Bermuda or any political subdivision thereof) or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property or assets, this Agreement, or any other actions to enforce judgments in respect of any thereof, the Company hereby irrevocably waives such immunity, and any defense based on such immunity, in respect of its obligations under the above-referenced documents and the transactions contemplated thereby, to the fullest extent permitted by law.

         SECTION 17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         SECTION 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.



                         [SIGNATURES ON FOLLOWING PAGE]

                  If the foregoing correctly sets forth the agreement between the Company and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,


WEATHERFORD INTERNATIONAL LTD.


BY:
   --------------------------------------------------
NAME:
     ------------------------------------------------
TITLE:
      -----------------------------------------------



Accepted:
LEHMAN BROTHERS INC.



By
    -------------------------------------------------
         Authorized Representative

                                   SCHEDULE 1

                        LIST OF SIGNIFICANT SUBSIDIARIES



List Company Name                                               Jurisdiction
-----------------                                               ------------
Orwell Group Limited                                            U.K.

Weatherford Artificial Lift Systems, Inc.                       Delaware, USA

Weatherford U.K. Ltd.                                           U.K.

Weatherford Bermuda Holdings Ltd.*                              Bermuda

Weatherford Canada Ltd.*                                        Alberta, Canada

Weatherford Canada Partnership*                                 Alberta, Canada

Weatherford Eurasia B.V.                                        Netherlands

Weatherford Eurasia Limited                                     U.K.

Weatherford Holding GmbH                                        Germany

Weatherford International, Inc.                                 Delaware, USA

Weatherford Investment (Luxemborg) S.a.r.l.                     Luxembourg

Weatherford Luxembourg S.a.r.l.                                 Luxembourg

Weatherford Oil Tool GmbH                                       Germany

Weatherford Oil Tool Middle East Ltd.                           British Virgin Islands

Weatherford U.S. Holdings, L.L.C.*                              Delaware, USA

Weatherford U.S. L.P.                                           Louisiana, USA

Weatherford/Lamb, Inc.                                          Delaware, USA

WEUS Holding, Inc.                                              Delaware, USA

                                                                       EXHIBIT A

                            LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

         The undersigned understands that you propose to enter into an Underwriting Agreement (the "PURCHASE AGREEMENT") providing for the purchase by you of Common Shares (the "COMMON SHARES"), par value US$1.00 per share, of Weatherford International Ltd., a Bermuda exempted company (the "COMPANY"), and that the Underwriter proposes to reoffer the Shares to the public (the "OFFERING").

         In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., which consent will not be unreasonably withheld, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares (including, without limitation, Common Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Shares that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Shares owned by the undersigned on the date of this Lock-Up Letter Agreement, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, for a period of 60 days after the date of the Prospectus Supplement relating to the Offering; provided, however, that the restrictions in clauses (1) and (2) above shall not apply to (x) any bona fide transfer of Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares to a donee; provided, that (A) each donee shall execute and deliver to Lehman Brothers Inc. a duplicate form of this Lock-up Letter Agreement, and (B) such transfer shall be for estate planning purposes or for charitable donations, or
(y) sales of Common Shares by the undersigned and the other individuals executing similar letters to you on or about this date, in an aggregate amount not to exceed 100,000 Common Shares.

         In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

         It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, I will be released from my obligations under this Lock-Up Letter Agreement.

         The undersigned understands that the Company and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

         Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Purchase Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents reasonably necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,


By:
         --------------------------------------------
         Name:
         Title: